UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2019 (March 29, 2019)

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 1, 2019, Broadcom Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. Holders of the Company’s shares of common stock voted on the following matters:

(1)	To elect 8 members to the Company’s board of directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 3, 2019;

(3)	To approve amendments to the Company’s Second Amended and Restated Employee Share Purchase Plan;

(4)	Non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

For each of these proposals a quorum was present. The votes cast in connection with such matters were as follows:

(1)	Election of Directors:

	Name	For	Against	Abstain	Broker Non-Votes
(a)	Hock E. Tan	327,748,988	559,968	1,296,292	27,363,397
(b)	Henry Samueli	326,092,373	2,069,207	1,443,668	27,363,397
(c)	Eddy W. Hartenstein	308,617,563	19,582,775	1,404,910	27,363,397
(d)	Diane M. Bryant	326,657,448	1,598,486	1,349,314	27,363,397
(e)	Gayla J. Delly	327,762,073	489,626	1,353,549	27,363,397
(f)	Check Kian Low	324,860,671	3,326,308	1,418,269	27,363,397
(g)	Peter J. Marks	327,170,936	1,073,954	1,360,358	27,363,397
(h)	Harry L. You	327,693,545	552,247	1,359,456	27,363,397

(2)	Ratify appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
352,506,350	3,040,460	1,421,835	0

(3)	Approve Amendments to the Second Amended and Restated Employee Share Purchase Plan:

For	Against	Abstain	Broker Non-Votes
327,741,676	541,778	1,321,794	27,363,397

(4)	Non-binding Advisory Vote to Approve Compensation of Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
282,208,559	45,077,282	2,319,407	27,363,397

Each of the director nominees was elected and each of proposals 2-4 was approved by the Company’s stockholders.

Item 8.01 Other Events

In a press release issued on March 29, 2019, Broadcom Inc. (“Broadcom”) announced that it intends to offer senior notes, subject to market conditions and other factors. The foregoing description is qualified in its entirety by reference to the press release dated March 29, 2019, a copy of which is filed as Exhibit 99.1 and incorporated by reference herein.

In a press release issued on March 29, 2019, Broadcom announced that it priced its previously announced offering of $2,000 million in aggregate principal amount of 3.125% Senior Notes due 2021, $1,500 million in aggregate principal amount of 3.125% Senior Notes due 2022, $2,000 million in aggregate principal amount of 3.625% Senior Notes due 2024, $2,500 million in aggregate principal amount of 4.250% Senior Notes due 2026 and $3,000 million in aggregate principal amount of 4.750% Senior Notes due 2029. Broadcom intends to use the net proceeds from the sale of the notes to repay outstanding indebtedness under its existing credit agreement with Bank of America, N.A., as the administrative agent and the other lenders named therein. The securities are being sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The foregoing description is qualified in its entirety by reference to the press release dated March 29, 2019, a copy of which is filed as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated March 29, 2019, entitled “Broadcom Inc. Announces Private Offering of Senior Notes”

99.2	Press release, dated March 29, 2019, entitled “Broadcom Inc. Announces Pricing of Private Offering of Senior Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: April 1, 2019	By:	/s/ Thomas H. Krause, Jr.
		Name:	Thomas H. Krause, Jr.
		Title:	Chief Financial Officer